UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :  January 25, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2929 Allen Parkway P.O. Box 2521 Houston, Texas 77252-2521
(Address of principal executive offices, including zip code)

(713) 759-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 25, 2006, TEPPCO Partners, L.P. (the “Registrant”) announced the retirement, effective February 28, 2006, of James C. Ruth, from his position as Senior Vice President, General Counsel and Secretary of Texas Eastern Products Pipeline Company, LLC (the “Company”), the general partner of the Registrant.  In connection with Mr. Ruth’s retirement, Mr. Ruth’s Employment Agreement, dated December 22, 1998, as amended on February 23, 2005 and June 1, 2005 (collectively, the “Employment Agreement”) will be terminated effective February 28, 2006.  The Employment Agreement was between Mr. Ruth and EPCO, Inc., an affiliate of the Company, that performs all management, operating and administrative services for TEPPCO Partners, L.P. and its subsidiaries.  In connection with his retirement, Mr. Ruth and the Company entered into an Agreement and Release, dated January 25, 2006.  Its terms provide for Mr. Ruth to be paid, in lump sum, three times his base salary plus three times his target bonus.  The Company will also pay COBRA insurance premiums for up to 36 months on behalf of Mr. Ruth and will make payments and provide benefits in accordance with the Company’s various plans and programs, including incentive, retirement and benefit plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: January 27, 2006	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer